EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
February 14, 2025

RICHMOND MUTUAL BANCORPORATION, INC.
INCREASES QUARTERLY DIVIDEND 7% TO $0.15 PER SHARE

RICHMOND, IN – February 14, 2025 – Richmond Mutual Bancorporation, Inc. (NASDAQ: RMBI) announced today that its Board of Directors has declared a cash dividend on Richmond Mutual Bancorporation common stock of $0.15 per share, marking an increase of $0.01 per share, or 7%, from the previous quarter. The cash dividend will be payable on March 12, 2025, to stockholders of record as of the close of business on February 26, 2025.

About Richmond Mutual Bancorporation, Inc.

Richmond Mutual Bancorporation, Inc., headquartered in Richmond, Indiana, is the holding company for First Bank Richmond, a community-oriented financial institution offering traditional financial and trust services within its local communities through its eight locations in Richmond, Centerville, Cambridge City and Shelbyville, Indiana, its five locations in Sidney, Piqua and Troy, Ohio and its loan production office in Columbus, Ohio.

Forward-Looking Statements

Statements in this press release and other filings by the Company with the Securities and Exchange Commission (the "SEC"), as well as press releases or other public or stockholder communications released by the Company, may contain forward-looking statements, including, but not limited to, (i) statements regarding the financial condition, results of operations and business of the Company, (ii) statements about the Company's plans, objectives, expectations and intentions and other statements that are not historical facts and (iii) other statements identified by the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions that are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current beliefs and expectations of the Company's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. When considering forward-looking statements, keep in mind these risks and uncertainties. Undue reliance should not be placed on any forward-looking statement, which speaks only as of the date made.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: : adverse economic conditions in our local market areas or other markets where we have lending relationships; employment levels, labor shortages and the effects of inflation, a recession or slowed economic growth; changes in the interest rate environment, including the increases and decrease in the Federal Reserve benchmark rate and duration at which such interest rate levels are maintained, which could adversely affect our revenues and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; the impact of inflation and the current and future monetary policies of the Federal Reserve in response thereto; the effects of any federal government shutdown; the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment; legislative changes; changes in policies by regulatory agencies; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding, including maintaining the confidence of depositors; fluctuations in real estate values and both residential and commercial real estate market conditions; competitive pressures among depository institutions, including repricing and competitors’ pricing initiatives, and their impact on our market position, loan, and deposit products; changes in management's business strategies, including expectations regarding key growth initiatives and strategic priorities; changes in the regulatory and tax environments in which the Company operates; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform several of our critical processing functions; the potential imposition of new tariffs or changes to existing trade policies that could affect economic activity or specific industry sectors; the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, civil unrest, and other external events on our business; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports filed with or furnished to the Securities and Exchange Commission - that are available on our website at www.firstbankrichmond.com and on the SEC’s website at www.sec.gov.

The factors listed above could materially affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contacts

Richmond Mutual Bancorporation, Inc.
Garry D. Kleer, Chairman, President, and Chief Executive Officer
Bradley M. Glover, Senior Vice President and Chief Financial Officer
(765) 962-2581